UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 2, 2008

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2008, the Compensation Committee of the Board of Directors (the “Board”) of Rite Aid Corporation (the “Company”) approved annual long-term incentive compensation (referred to herein as the “2009 long-term incentive plan”), consisting of equity and, for certain participants, cash-based performance awards.  The plan participants include the “named executive officers,” other corporate executive officers and key managers of the Company.  These awards, which have been  made annually, are designed to align our objectives with those of our shareholders to improve the financial performance of our Company.

The Board approved a long term incentive value (the “LTI Level”) for each participant that is defined as a percentage of base salary, provided in the form of a mix of nonqualified stock options, restricted stock and/or cash performance awards.  The LTI Levels approved for the named executive officers are:  150% for Mary Sammons, Chief Executive Officer, and 85% for Robert B. Sari, Executive Vice President, General Counsel.  The Board established the financial goals and each participant’s target for the cash performance awards under the 2009 Long-Term Incentive Plan.  The cash performance awards, or “performance units,” are based upon reaching certain target levels of Adjusted  EBITDA (earnings, before interest, taxes, depreciation, amortization and certain other adjustments) for the combined three fiscal years of 2009, 2010 and 2011.  The target levels of Adjusted EBITDA are set each year of the three year performance period. The possible payout of the performance awards range from zero to 200% of the target amount, depending on Adjusted EBITDA as compared to target for the combined three year performance period, with the awards paid in cash at the end of the period.  The nonqualified stock options granted under the 2009 long-term incentive plan will vest one-quarter (1/4) per year over four (4) years from the date of grant, generally based on continued employment, and will be priced at the closing price on the date of grant. The restricted stock vests one-third (1/3) per year over three (3) years from the date of grant, generally based on continued employment.  Pursuant to the 2009 long-term incentive plan, the equity awards granted to the named executive officers under the 2006 Omnibus Equity Plan are as follows: Ms. Sammons, 669,600 stock options and 202,700 shares of restricted stock and Mr. Sari, 164,200 stock options and 49,700 shares of restricted stock.  As discussed above, cash performance units were also granted in the following target amounts to the named executive officers: Ms. Sammons, $900,000 and Mr. Sari, $220,600, which will be paid only if the Company achieves certain target levels of Adjusted EBITDA for the three year performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2008

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary